                                  Exhibit 99.1

CONTACT:    Leonard Carr
                        Sr. Vice President
                        713-783-8200
                        lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                      TIDEL REPORTS SECOND QUARTER RESULTS

HOUSTON, Texas -- May 16, 2002 -- Tidel Technologies,  Inc. (Nasdaq: ATMS) today
announced  its  second  quarter  results.   Condensed  results,   together  with
comparable amounts for the same periods in fiscal 2001, are as follows:

                                           Three Months           Six Months
                                          Ended March 31,       Ended March 31,
                                        -------------------   -------------------
(In thousands, except per share data)      2002       2001     2002       2001
                                          -------   -------   --------   --------

Revenues                                 $ 4,739    $ 8,156   $ 9,375    $24,852
Operating income (loss)                   (1,489)       448    (3,161)     3,653
Net income (loss)                         (1,713)        65    (4,114)     1,953

Basic earnings (loss) per share          $ (0.10)   $  0.00   $ (0.24)   $  0.11
Diluted earnings (loss) per share        $ (0.10)   $  0.00   $ (0.24)   $  0.11

Revenues for the quarter  ended March 31, 2002 were  $4,738,791,  an increase of
$102,140 over the previous quarter,  and a decrease of $3,417,126,  or 42%, from the same  quarter a year ago. A decline in the  shipment of ATM units  accounted for the majority of the decrease in revenues.  A total of 657 units were shipped in the quarter ended March 31, 2002 compared to 1,360 units in the quarter ended
March 31, 2001.  Approximately  50% of the total decline was attributable to one of Tidel's major customers who reduced purchases during the most recent quarter.
Based on recent  conversations  with the  customer's  senior  management,  Tidel believes  that the customer will resume  purchasing at an increased  level later this year, although there can be no assurance that this will occur.

With  respect  to the six  months  ended  March  31,  2002,  revenues  decreased
$15,476,938,  or 62%, from the same period in the previous  year.  The six month period ended March 31, 2001 included  sales of $11,748,018 to Credit Card Center
("CCC"),  formerly  Tidel's  largest  customer  who is no  longer  in  business.
Management  believes  that the  sluggish  economy,  the  impact of the events of
September  11,  2001,  and the shortage of lease  financing on an  industry-wide basis,  which in part is  attributable  to the collapse of CCC,  have caused the overall slow down in the purchase of new machines by distributors.

While Tidel has  reduced  its staff by more than 10% and reduced  certain of its costs and expenses,  these reductions have been more than offset by increases in legal and  accounting  fees and the  accrual  of  penalty  interest  on  Tidel's subordinated  indebtedness.  Legal and accounting  fees increased  approximately
$200,000 and $500,000, respectively, for the three months and six months periods ended March 31, 2002,  primarily  due to the CCC  bankruptcy  matter and related litigation.  In addition,  Tidel has incurred  interest  expense of $675,000 per quarter, including penalty interest of $405,000 per quarter, on its subordinated debentures  since the debt was "put" back to Tidel in June 2001.  Although  this interest has been and  continues to be accrued,  Tidel has made no cash payments of interest to the debenture holders since June 2001.

Effective as of April 30, 2002,  Tidel  extended its revolving  credit  facility with JP Morgan Chase  through  August 30, 2002.  Pursuant to an amendment to the credit  agreement,  the revolving  commitment was reduced to  $2,000,000,  Tidel provided a pledge of a $2,200,000 money market account as additional collateral, and the bank waived application of certain financial  covenants.  The Company is presently  in  discussions  to place the facility  with another  lender prior to
August 30, 2002.

In April 2002,  Tidel received  $4,833,000 of Federal income tax refunds,  which represents  all  expected  tax  refunds.  These  funds  were used to reduce  the outstanding  principal  on the  revolving  credit  facility  and to provide  the additional collateral in connection with the extension with JP Morgan Chase.

Management  continues  to  negotiate  with the  holders of Tidel's  subordinated convertible  debentures  to seek  to  restructure  the  obligations.  While  the debenture  holders have taken no action to date,  there can be no assurance that they will  continue to work with Tidel to resolve the past due  obligations.  In addition,  discussions  are also in  progress  with  other  lenders  and  equity investors for the purpose of obtaining  capital to restructure  and/or refinance the debentures.

According  to Mark K.  Levenick,  who  continues  to serve as the interim  Chief
Executive  Officer  during  the  medical  leave of  absence  of  James T.  Rash,
"Although  our core ATM business has been  sluggish  since we  discontinued  our relationship  with  CCC,  we do not  believe  that  Tidel's  recent  results  of operations are indicative of our future performance. One factor expected to have a  favorable  effect on ATM sales over the next two  quarters  and into the next fiscal year relates to our previously announced  investment in CashWorks,  Inc., providers  of an  automated  check-cashing  system used in tandem with Tidel ATM equipment.  Field  testing of their  PayPort  check-cashing  system at a limited number of locations has been very  successful,  and  management of CashWorks has advised Tidel that it anticipates commencing full-scale deployment of the system later this month."

Levenick added,  "Pursuant to an agreement with a nationwide  petroleum  c-store retailer,  we have contracted to develop a new retail cash  management  product, which combines our proven Timed Access Cash  Controller  ("TACC")  platform with networking  technology.  In  addition  to the  business  anticipated  with  this nationwide  retailer,  we expect to market  this  product  to the  owners of the installed  base  for  the  130,000  TACCs  that we  have  sold in 36  countries.
Production  of the new  product is  presently  expected  to commence in the last calendar  quarter  of 2002.  Preliminary  input from the  prospective  customers indicates that these sales could  represent a meaningful  portion of our overall revenues in fiscal 2003 and beyond."

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 40,000  retail ATMs and 130,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the Internet at www.tidel.com.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This  press  release  contains  forward-looking   statements,   including
statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the levels of orders which are  received  and can be shipped in a quarter;  customer order patterns and  seasonality;  costs of labor,  raw  materials,  supplies and equipment;  technological  changes;  competition  and  competitive  pressures on pricing;  the economic condition of the ATM industry and the possibility that it is a  mature  industry;  and  economic  conditions  in  the  United  States  and worldwide.  Additionally,  factors and risks affecting operating results include those described in the company's  registration  statements and periodic  reports filed with the U.S. Securities and Exchange Commission.

                            TIDEL TECHNOLOGIES, INC.
                SELECTED INCOME STATEMENT INFORMATION (Unaudited)

                                          Three Months             Six Months
                                         Ended March 31,         Ended March 31,
                                      ---------------------  ---------------------
(In thousands, except per share data)    2002         2001      2002        2001
                                      ---------   ---------  ---------   ---------

Revenues                              $  4,739    $  8,156   $  9,375    $ 24,852
Cost of sales                            3,567       5,146      7,002      15,541
Gross profit                             1,172       3,010      2,373       9,311

Selling, general and administrative      2,330       2,220      4,947       4,976
Depreciation and amortization              331         342        587         682
Operating income (loss)                 (1,489)        448     (3,161)      3,653

Interest expense, net                      547         348      1,276         670
Income (loss) before taxes              (2,036)        100     (4,437)      2,983

Income tax expense (benefit)              (323)         35       (323)      1,030

Net income (loss)                     $ (1,713)   $     65   $ (4,114)   $  1,953

Basic earnings (loss) per share       $  (0.10)   $   0.00   $  (0.24)   $   0.11
Diluted earnings (loss) per share     $  (0.10)   $   0.00   $  (0.24)   $   0.11

Basic shares outstanding                17,426      17,419     17,426      17,397
Diluted shares outstanding              17,426      18,361     17,426      18,470

                            TIDEL TECHNOLOGIES, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (In thousands)

                                       Mar. 31,    Sep. 30,
                                         2002        2001
                                       -------    --------

Cash                                  $  1,886    $  3,266
Trade accounts receivable                5,100       7,036
Current notes and other receivables      1,654       1,357
Federal income tax receivable            4,833       5,596
Inventories                              9,606      11,015
Current assets                          23,550      28,797
Current liabilities                     27,446      28,547
Working capital (deficit)               (3,896)        250
Total assets                            28,645      33,837
Long-term debt                            --            96
Shareholders' equity                     1,199       5,194